Exhibit 10.6

EQUITY FINANCE AGREEMENT

between

[Investor]

and

DOLPHIN DIGITAL STUDIOS, INC.

[Datc]

Contents

EQUITY FINANCE AGREEMENT

This agreement is made as of the [Date].

Between: [Investor]
Form of incorporation and State of Incorporation
("Investor")

and: DOLPHIN DIGITAL STUDIOS, INC.
A corporation formed under the laws of Florida
("Producer")

RECITALS:

Producer intends to produce digital web series for initial exploitation on-line, and with ancillary distribution to other sales windows, including television and home video, on a worldwide basis (individually, a "**Production**," and collectively, the "**Productions**");

Producer has presented to Investor an opportunity to participate in the co-financing of the Productions, and share in the Productions' revenues in accordance with the terms and subject to the conditions of this Agreement; and

Investor wishes to participate in the sharing of the Productions' revenues in accordance with the terms and conditions of this Agreement..

FOR VALUE RECEIVED the Parties agree as follows:

ARTICLE ONE
INTERPRETATION

In this Agreement:

"**Agreement**" means this agreement;

"**Party**" means a party to this Agreement and any reference to a Party includes its successors and permitted assigns and "**Parties**" means every Party; and

"**Producer's Gross Receipts**" means all revenues, of any kind or nature, paid to Producer from the distribution and exploitation of the Productions in perpetuity on a worldwide basis. For the purposes of clarity, Producer's Gross Receipts shall not include any revenues related to the physical production of the Productions, including any producer's fees paid to Producer.

ARTICLE TWO
EQUITY INVESTMENT AND EQUITY INTEREST

2.1 Equity Investment

Upon and subject to the terms of this Agreement, Investor shall make an equity investment in the Productions in the amount of [dollar amount of investment] (the "**Investor's Equity Investment**"). Investor's Equity Investment represents [X%] percentage of the total equity investment being sold in the Productions of $1,000,000 (the "**Total Equity Investment**") (collectively, Investor and the other parties purchasing the Total Equity investment shall be referred to as the "**Total Equity Investment Group**").

2.2 Payment Schedule

Upon and subject to the terms of this Agreement, the Investor's Equity Investment is due and payable to Producer by [date of agreement].

All payments to Producer shall be made by check or wire transfer to:

Account Number:	200-004-428-2332
ABA Number:	063-000-021
Name of Account:	Dolphin Digital Media
Name of Bank:	Wachovia
Address of Bank:	2555 Ponce De Leon Blvd. Coral Gables, FL 33134

ARTICLE THREE
PRODUCTION MANAGEMENT AND CYCLE

3.1 Production Management

Producer shall produce no less than one (1) and no more than eight (8) Productions hereunder before December 31, 2012. The total equity commitment necessary from Producer for any individual production budget of any Production shall not exceed the Total Equity Investment. The selection of any Production shall be at the sole discretion of Producer.

Producer shall be entitled to a producer's fee within the production budget of any Production to cover Producer's personnel and overhead costs related to the management and execution of the production and distribution of the Productions. Such producer's fee shall not exceed $250,000 for any single Production.

3.2 "Cycle" of Revenues

Prior to December 31, 2012, Producer may utilize all, or any portion, of the Total Equity Investment to fund any Production. Furthermore, prior to December 31, 2012, Producer may utilize any of Producer's Gross Receipts which represent the return to Producer of any equity commitment provided for any Production to fund any equity commitment necessary for any subsequent Production.

On January 1, 2013, the "cycle" of Productions will cease, and all of Producer's Gross Receipts will be distributed as described below (including any currently unallocated portion of the Total Equity Investment as of that date).

ARTICLE FOUR
RECOUPMENT, PROFIT PARTICIPATION AND DISTRIBUTION

4.1 Gross Receipts

Producer shall pay and distribute, on a pro rata basis, one hundred percent (100%) of Producer's Gross Receipts to the Total Equity Investment Group, until such time as the Total Equity Investment Group has received one hundred and fifteen percent (115%) of the Total Equity Investment. Thereafter, Producer shall pay to the Total Equity Investment Group, on a pro rata basis, a percentage of Producer's Gross Receipts in the amount of fifty percent (50%).

For the purposes of clarity, Investor shall receive [Investors % of total equity investment] of Producer's Gross Receipts until such time as Investor has received one hundred and fifteen percent (115%) of Investor's Equity Investment. Thereafter, Producer shall pay to Investor [50% of investors % of total equity investment] of Producer's Gross Receipts from the Productions.

For the further purposes of clarity, notwithstanding the previous two paragraphs, Producer shall not distribute the principal of the Total Equity Investment ($1,000,000) any earlier than January 1, 2013.

4.2 Statements of Receipts; Payments

Producer shall remit any payments due to Investor, along with an accounting report of Producer's Gross Receipts and the calculation of Investor's share of Producer's Gross Receipts, on a quarterly basis, and within thirty days of the immediately preceding calendar quarter. The accounting shall be certified by Producer's CFO to be true and correct.

All payments to Investor shall be paid by check or wire transfer as follows:

If by Check:

Name	Name of Investor
Address	Address of Investor
Special Instructions	

If by Wire Transfer:

Name of Account:	______________________
Name of Bank:	______________________
Address of Bank:	______________________
	______________________
	______________________
Account Number:	______________________
ABA Number:	______________________
Special Instructions	______________________

4.3 Books and Records; Audit

Producer shall keep and maintain, at its offices, complete and accurate books of account and other records covering all transactions relating to the Productions Stephen L Perrone and/or a certified public accountant acting on Investor's behalf, or any person who is mutually acceptable to the Parties, will have the right after reasonable notice to Producer and during normal business hours to inspect the books and records of Producer as the same may relate to the calculation of Producer's Gross Receipts payable to Investor. Producer will promptly pay to Investor all unpaid amounts owed and, if the results of such audit disclose a discrepancy in favor of Investor of 5% or more, then all costs of such audit shall be borne by Producer, provided that such disclosed discrepancy is at least $5,000.

4.4 Other Information

Producer shall promptly deliver to Investor any other information or reports relating to the Productions reasonably requested by Investor.

ARTICLE FIVE
REPRESENTATIONS AND WARRANTIES

5.1 Producer's Representations and Warranties

Producer represents and warrants to Investor as stated below and acknowledges that Investor is relying on the accuracy of each such representation and warranty in entering into this Agreement and making the Equity Investment:

5.1(a) Corporate Standing. Producer is a corporation duly incorporated and organized, and is a subsisting corporation in good standing under the laws of Florida;

5.1(b) Corporate Authority. Producer has been duly and validly authorized, by all necessary corporate action on the part of Producer, to execute and deliver this Agreement, to carry out the terms hereof and to grant Investor the rights herein granted to Investor;

5.1(c) Enforceability. This Agreement has been duly and validly executed and delivered by Producer and is a legally binding obligation of Producer enforceable against Producer in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency and other law affecting creditors' rights generally and to general principles of equity.

5.1(d) Exhibit A. The pro formas supplied to investor attached as Exhibit A were prepared in good faith to the best of Producer's knowledge based upon Producer's past experience in the feature movie and TV Series business. However those "financial estimates" are not a guaranty of that financial performance especially in view of the fact that the Warner Bros. Agreement involves "web series" which are new to the Producer and new to the industry.

5.2 Investor's Representations and Warranties

Investor warrants and represents to Producer as stated below and acknowledges that Producer is relying on the accuracy of each such representation and warranty in entering into this Agreement and accepting Investor's Equity Investment:

5.2(a) LLC Standing. Investor is a limited liability company duly formed and organized, and is in good standing under the laws of Florida;

5.2(b) LLC Authority. Investor has been duly and validly authorized, by all necessary company action on the part of Investor, to execute and deliver this Agreement, to carry out the terms hereof and to grant Producer the rights herein granted to Producer;

5.3(c) Enforceability. This Agreement has been duly and validly executed and delivered by Investor and is a legally binding obligation of Investor enforceable against Investor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency and other law affecting creditors' rights generally and to general principles of equity.

ARTICLE SIX
COVENANTS AND CONDITIONS

6.1 Producer's Covenants

Producer covenants as follows:

Representations and Warranties. Producer shall cause all of the representations and warranties given by it under this Agreement to remain true and correct;

Separate Bank Account. Producer shall deposit any and all of Producer's Gross Receipts in a separate bank account, under only Producer's control and relating only to the Productions (the "**Dedicated Bank Account**"). Producer shall not make any payments from the Dedicated Bank Account other than for the disbursement of Producer's Gross Receipts pursuant to this Agreement; and,

Sale of Interest. Producer shall not sell, assign, convey or otherwise transfer any of its interest in and to the Productions to any third party if such sale, assignment, conveyance or other transfer diminishes or impairs Investor's rights, including any rights to receive Investor's share of Producer's Gross Receipts.

6.2 Investor's Covenants

Investor covenants as follows:

Representations and Warranties. Investor shall cause all of the representations and warranties given by it under this Agreement to remain true and correct; and

Sale of Interest. Investor shall not sell, assign, convey or otherwise transfer any of its interest in and to the Productions to any third party if such sale, assignment, conveyance or other transfer diminishes or impairs Producer's rights, including any rights to receive Producer's share of Producer's Gross Receipts.

ARTICLE SEVEN
INDEMNIFICATION

Indemnification

Producer shall indemnify, defend and hold harmless Investor and its employees, agents, officers and directors from and against all claims, actions, suits, costs, liabilities, judgments, obligations, losses, penalties, expenses (including any legal fees and expenses) and damages of any kind or nature, imposed upon, incurred by or asserted against Investor and its employees, agents, officers and directors arising out of: (a) any breach or alleged breach of any representation, warranty, covenant or agreement made by Producer herein; or (b) the assignment, transfer, grant, and conveyance to Investor of the rights herein, provided that Producer's liability to Investor hereunder shall be limited to direct damages and shall not include any damage or loss which Investor may suffer or claim to suffer by reason of any loss of profits, revenue or any similar loss or damage.

Investor shall indemnify, defend and hold harmless Producer and its employees, agents, officers and directors from and against all claims, actions, suits, costs, liabilities, judgments, obligations, losses, penalties, expenses (including any legal fees and expenses) and damages of any kind or nature, imposed upon, incurred by or asserted against Producer and its employees, agents, officers and directors arising out of any breach or alleged breach of any representation, warranty, covenant or agreement made by Investor herein, provided that Investor's liability to Producer hereunder shall be limited to direct damages and shall not include any damage or loss which Producer may suffer or claim to suffer by reason of any loss of profits, revenue or any similar loss or damage.

To seek or receive Indemnification hereunder, the Party seeking Indemnification must have:

promptly notified the other Party of any claim or litigation to which the indemnification relates; and

afforded the other Party the opportunity to participate at the expense of the other Party in any compromise, settlement, litigation or other resolution or disposition of such claim or litigation.

ARTICLE TEN
GENERAL

10.1 Notice

Any notice to Producer or to Investor required or permitted hereunder shall be in writing and delivered personally, by same day or overnight courier or by facsimile:

to Investor at:

Contract information for Investor

to Producer at.

804 Douglas Road, Suite 365
Coral Gables, FL 33134
United States

Attention: William O'Dowd
Facsimile: (305) 774-0405

or to such address of which either Party may subsequently give notice. Notices shall be deemed to have been given on the day after they are sent by overnight courier, or on the day they are sent by e-mail or facsimile transmission or personal delivery or same day courier provided Sender has proof of receipt by recipient.

10.2 Assignment

Producer shall have the right to assign this Agreement to any parent, subsidiary or affiliated corporation, or to any entity with or which Producer merges or consolidates, or which succeeds to all or a substantial portion of its assets provided that Producer either retains control of such entity or provides financial assurances acceptable to Investor assuring compliance by such successor with the terms of this Agreement. Either Producer or Investor may assign this Agreement with the prior written consent of the other Party.

10.3 No Partnership or Joint Venture

Nothing in this Agreement shall be construed as creating a partnership or joint venture between Producer and Investor. .

10.4 Enurement

This Agreement shall enure to the benefit of and bind the Parties and their respective successors and permitted assigns.

10.5 Entire Agreement

This Agreement contains the entire understanding of the Parties relating to its subject matter and replaces all prior representations or agreements, either written or oral, between the Parties in connection with its subject.

10.6 Amendments

No amendment, supplement, modification or restatement of, or to, this Agreement is binding unless it is in writing and signed by a duly authorized representative of each Party to this Agreement.

10.7 Jurisdiction & Dispute Resolution

This Agreement is governed by and construed using Florida law, without giving effect to Florida conflict of law provisions or to constructive presumptions favoring either Party. The Parties consent to venue and the exclusive jurisdiction of the state and federal courts located in Miami Dade County, Florida. In the event of a disagreement relating to the provisions or enforcement of this agreement, the parties agree to appoint a mutually acceptable private mediator prior to institution of any legal action. Such mediation shall take place without prejudice to either Party's position and nothing presented, stated, etc. in that mediation shall be admissable as evidence in any subsequent legal proceeding. If the Parties cannot agree on an acceptable Mediator within 20 days after a Party requests such Mediation, either Party may proceed without being subject to this prior Mediation provision.

10.8 Waiver

No waiver of any provision of this Agreement is binding unless it is in writing and signed by all the Parties to this Agreement entitled to grant the waiver. No failure to exercise, and no delay in exercising, any right or remedy, under this Agreement will be deemed to be a waiver of that right or remedy. No waiver of any breach of any provision of this Agreement will be deemed to be a waiver of any subsequent breach of that provision.

10.9 Further Assurances

Each Party shall from time to time promptly execute and deliver all further documents and take all further action reasonably necessary to give effect to the provisions and intent of this Agreement.

10.10 Time of the Essence

Time shall be of the essence in this Agreement.

10.11 Severability

If any provision of this Agreement is or becomes illegal, invalid or unenforceable, the illegality, invalidity or unenforceability of that provision will not affect the legality, validity or enforceability of the remaining provisions of this Agreement.

10.12 Counterparts

This Agreement may be executed and delivered in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument. To evidence its execution of an original counterpart of this Agreement, a Party may send a copy of its original signature on the execution page hereof to the other Party by facsimile or electronic transmission and such transmissions shall constitute delivery of an executed copy of this Agreement to the receiving Party.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement, as of the day and year first above written.

By: Investor - Signature and title

By. **Company - Signature and title**